Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2020
FOURTH QUARTER AND YEAR-END RESULTS

-- Sales up 13.3 Percent for Record Year; Positive Annual Cash Flow Reflecting Strong Second Half --

LOS ANGELES, CA – June 15, 2020 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2020 fourth quarter and year ended March 31, 2020 -- reflecting generation of cash flow from operations of $18.8 million for the fiscal year and gross margin improvement.

Net sales for the fiscal 2020 fourth quarter increased 16.8 percent to a record $150.7 million from $129.1 million for the same period a year earlier.

Net loss for the fiscal 2020 fourth quarter was $8.2 million, or $0.43 per share, compared with a net loss of $2.8 million, or $0.15 per share, a year ago. Results for the fiscal 2020 fourth quarter were impacted by items totaling approximately $25.8 million on a pre-tax basis, or $1.02 per share on a tax-effected basis, as detailed in Exhibit 1. The $25.8 million includes non-cash items of $23.0 million, primarily consisting of the re-measurement of the company’s Mexico lease liabilities and its forward foreign exchange contracts due to the significant devaluation in the Mexican Peso, and transition expenses of $2.8 million related to the expansion of the company’s footprint in Mexico.

The net loss for the prior-year period was impacted by items totaling approximately $17.2 million on a pre-tax basis, or $0.70 per share on a tax-effected basis, as detailed in Exhibit 1.  The company has decided to eliminate its reporting of certain non-GAAP financial measures.  For information about items that impacted the results, see Exhibits 1 through 5.

“Notwithstanding the global pandemic, which began to impact the automotive aftermarket in mid-March, we achieved record sales and generated strong cash flow from operations.  While the sharp decline in the value of the Mexican peso US dollar exchange rate resulted in large non-cash expenses, the underlying operating results for the company are strong,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

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Motorcar Parts of America, Inc. 2-2-2

Joffe noted the facilities expansion in Mexico and the company’s brake caliper launch are rapidly nearing completion, and as such the transition costs will be substantially eliminated by the end of this fiscal year.

Gross profit for the fiscal 2020 fourth quarter was $36.6 million compared with $26.0 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2020 fourth quarter was 24.3 percent compared with 20.1 percent a year earlier.

Adjusted gross profit for the fiscal 2020 fourth quarter was $40.2 million compared with $36.6 million a year ago. Adjusted gross profit as a percentage of net sales for the three months was 26.7 percent compared with 28.3 percent a year earlier, as detailed in Exhibit 3.

Gross profit and adjusted gross profit for the fiscal 2020 fourth quarter were negatively impacted by 0.6 percent due to core buyback premium amortization. Gross profit and adjusted gross profit for the prior-year period were also impacted by several items as detailed in Exhibit 3, totaling 2.4 percent.

Twelve-Month Results

Net sales for fiscal 2020 increased 13.3 percent to a record $535.8 million from $472.8 million a year earlier.

Net loss for fiscal 2020 was $7.3 million, or $0.39 per share, compared with a net loss of $7.8 million, or $0.42 per share, a year ago. Results for fiscal 2020 were impacted by approximately $50.0 million on a pre-tax basis, or $1.99 per share on a tax-effected basis, as detailed in Exhibit 2. The $50.0 million includes non-cash items of $37.7 million -- consisting of non-cash, mark-to-market expenses related to the significant devaluation in the Mexican Peso and revaluation of cores on customers’ shelves. In addition, the items totaling $50.0 million include $12.3 million primarily due to transition expenses related to the expansion of the company’s footprint in Mexico.

The net loss for the prior-year period was impacted by items totaling approximately $51.9 million on a pre-tax basis, or $2.08 per share on a tax-effected basis, detailed in Exhibit 2.

Gross profit for fiscal 2020 was $118.4 million compared with $89.2 million a year earlier.  Gross profit as a percentage of net sales for fiscal 2020 was 22.1 percent compared with 18.9 percent a year earlier.

Adjusted gross profit for fiscal 2020 was $135.9 million compared with $117.2 million a year ago.  Adjusted gross profit as a percentage of net sales for fiscal 2020 was 25.4 percent compared with 24.8 percent a year earlier, as detailed in Exhibit 4.

Gross profit and adjusted gross profit for fiscal 2020 were negatively impacted by core buyback premium amortization, customer allowances and return accruals related to new business, and the impact of tariff costs before being passed through to customers. This negatively affected adjusted gross margins by a combined 1.2 percent.

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Motorcar Parts of America, Inc. 3-3-3

Gross profit and adjusted gross profit for the prior fiscal year were negatively impacted by several items detailed in Exhibit 4, totaling 2.7 percent.

Joffe emphasized the company’s ongoing commitment to being socially responsible, particularly during this challenging period. He highlighted that one of the company’s many initiatives includes its food programs for employees and members of the community. “We should never lose sight of our individual and collective responsibilities, particularly in times of crisis, and we always strive to nurture this spirit in our day-to-day activities,” Joffe said.

FISCAL 2021 OUTLOOK

After record sales and a strong end to fiscal 2020, April brought a sharp decrease in demand, as home sheltering took effect across the country. The company implemented a variety of safety and cost-savings initiatives to proactively address the crisis, while at the same time remained prepared for an anticipated resumption of demand. Industry reports indicate that sales of hard parts have increased substantially over the past 45 days, indicating that we may have experienced the low point.

Joffe noted it is encouraging that the company’s sales improved significantly in May, and June is trending nicely.

“Our industry has proven to be resilient and we remain committed to our strategic plans for growth and profitability focusing on excellent returns to our shareholders. However, the company believes it is prudent at this time to not provide annual sales and gross margin guidance.

“Clearly the past few months have been a challenging period for our company, our employees and their families. We are tremendously appreciative of everyone’s contributions and the dedicated focus on providing essential automotive aftermarket products under extraordinary circumstances.  Our employees have exhibited enormous bravery, commitment, and innovation to ensure the safety of our entire team.  They have accomplished this without compromising our commitment to our customers that they receive their orders with the quality and promptness they expect from MPA. These people are true heroes and we will continue with our utmost commitment and social responsibility to this team, their families, and our customers.

“We are an essential supplier in the $125 billion hard parts industry and well-positioned for growth in the aftermarket industry, and especially proud to play an important role in keeping vehicles of all kinds on the road,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

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Motorcar Parts of America, Inc. 4-4-4

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted gross profit, adjusted gross margin and EBITDA, which are not measures of financial performance under GAAP, and should not be considered as alternatives to gross profit, gross profit margin or net loss as a measure of financial performance.  The company has decided to eliminate its reporting of other non-GAAP financial measures and instead provide additional information about items that impact its results.  The company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted gross profit, adjusted gross margin and EBITDA to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 15, 2020 through 8:59 p.m. Pacific time on June 23, 2020 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 2892708.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake calipers, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test solutions for performance, endurance and production testing of electric motors, inverters, alternators, starters, and belt starter generators for the OE, aerospace, and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in New York, California, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

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Motorcar Parts of America, Inc. 5-5-5

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2020 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
	(Unaudited)

Net sales	$150,735,000	$129,077,000	$535,831,000	$472,797,000
Cost of goods sold	114,152,000	103,127,000	417,431,000	383,623,000
Gross profit	36,583,000	25,950,000	118,400,000	89,174,000
Operating expenses:
General and administrative	34,522,000	12,553,000	71,425,000	45,972,000
Sales and marketing	5,047,000	5,464,000	21,037,000	19,542,000
Research and development	2,506,000	2,440,000	9,200,000	8,014,000
Total operating expenses	42,075,000	20,457,000	101,662,000	73,528,000
Operating (loss) income	(5,492,000)	5,493,000	16,738,000	15,646,000
Interest expense, net	5,464,000	6,689,000	25,039,000	23,227,000
Loss before income tax (benefit) expense	(10,956,000)	(1,196,000)	(8,301,000)	(7,581,000)
Income tax (benefit) expense	(2,763,000)	1,569,000	(1,011,000)	268,000

Net loss	$(8,193,000)	$(2,765,000)	$(7,290,000)	$(7,849,000)
Basic net loss per share	$(0.43)	$(0.15)	$(0.39)	$(0.42)
Diluted net loss per share	$(0.43)	$(0.15)	$(0.39)	$(0.42)

Weighted average number of shares outstanding:
Basic	18,967,865	18,814,133	18,913,788	18,849,909
Diluted	18,967,865	18,814,133	18,913,788	18,849,909

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2020	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$49,616,000	$9,911,000
Short-term investments	850,000	3,273,000
Accounts receivable — net	91,748,000	56,015,000
Inventory — net	225,659,000	233,726,000
Inventory unreturned	9,021,000	8,469,000
Contract assets	20,332,000	22,183,000
Income tax receivable	3,282,000	10,009,000
Prepaid expenses and other current assets	8,608,000	9,296,000
Total current assets	409,116,000	352,882,000
Plant and equipment — net	44,957,000	35,151,000
Operating lease assets	53,029,000	-
Long-term deferred income taxes	18,950,000	9,746,000
Long-term contract assets	239,540,000	221,876,000
Goodwill	3,205,000	3,205,000
Intangible assets — net	6,393,000	8,431,000
Other assets	1,839,000	1,071,000
TOTAL ASSETS	$777,029,000	$632,362,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78,664,000	$92,461,000
Accrued liabilities	16,419,000	14,604,000
Customer finished goods returns accrual	25,326,000	22,615,000
Contract liabilities	27,911,000	30,599,000
Revolving loan	152,000,000	110,400,000
Other current liabilities	9,390,000	4,990,000
Operating lease liabilities	5,104,000	-
Current portion of term loan	3,678,000	3,685,000
Total current liabilities	318,492,000	279,354,000
Term loan, less current portion	20,462,000	24,187,000
Long-term contract liabilities	92,101,000	40,889,000
Long-term deferred income taxes	79,000	257,000
Long-term operating lease liabilities	61,425,000	-
Other liabilities	8,950,000	7,920,000
Total liabilities	501,509,000	352,607,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,969,380 and 18,817,400 shares issued and outstanding at March 31, 2020 and 2019, respectively	190,000	188,000
Additional paid-in capital	218,581,000	215,047,000
Retained earnings	64,117,000	71,407,000
Accumulated other comprehensive loss	(7,368,000)	(6,887,000)
Total shareholders' equity	275,520,000	279,755,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$777,029,000	$632,362,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and twelve months ended March 31, 2020 and 2019.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.    In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  The Company is no longer disclosing an Adjusted EBITDA financial measure and is instead providing information about items that could affect EBITDA.  A reconciliation of EBITDA to net loss is provided below along with information regarding such items.

Items Impacting Net Loss for the Three Months Ended March 31, 2020	Exhibit 1

	Three Months Ended March 31,
	2020		2019
	$	Per Share	$	Per Share
GAAP net loss	$(8,193,000)	$(0.43)	$(2,765,000)	$(0.15)

Items impacting net loss
Customer allowances, return accruals and changeover costs (a) related to new business and product line expansion, net of costs	(54,000)	(0.00)	2,260,000	0.12
Core buy-back premium amortization	958,000	0.05	1,093,000	0.06
New product line start-up costs and transition expenses (b)	2,816,000	0.15	3,384,000	0.18
Revaluation - cores on customers' shelves	932,000	0.05	7,377,000	0.39
Inventory step-up amortization	-	-	104,000	0.01
Acquisition costs and earn-out accruals, financing, severance, and restatement-related fees	(553,000)	(0.03)	1,253,000	0.07
Share-based compensation expenses	1,029,000	0.05	2,413,000	0.13
Mark-to-market losses (gains)	20,708,000	1.09	(656,000)	(0.03)
Tax effect (c)	(6,459,000)	(0.34)	(4,307,000)	(0.23)

(a) Includes changeover costs related to new business of $301,000 recorded in operating expenses for the three months ended March 31, 2019.
(b) Consists of $2,508,000 included in cost of goods sold and $308,000 included in operating expenses for the three months ended March 31, 2020 and $2,512,000 included in cost of goods sold and $872,000 included in operating expenses for the three months ended March 31, 2019.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate. Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($6,483,000) or ($0.34) per share and ($2,439,000) or ($0.13) per share for three months ended March 31, 2020 and 2019, respectively.

Items Impacting Net Loss for the Twelve Months Ended March 31, 2020	Exhibit 2

	Twelve Months Ended March 31,
	2020		2019
	$	Per Share	$	Per Share
GAAP net loss	$(7,290,000)	$(0.39)	$(7,849,000)	$(0.42)

Items impacting net loss
Customer allowances, return accruals and changeover costs (a) related to new business and product line expansion, net of costs	1,177,000	0.06	6,907,000	0.37
Core buy-back premium amortization	4,501,000	0.24	4,126,000	0.22
Impact of tariff costs before being passed through to customers	1,067,000	0.06	1,526,000	0.08
Loss in connection with a cancelled contract	133,000	0.01	764,000	0.04
New product line start-up costs and transition expenses (b)	10,281,000	0.54	10,528,000	0.56
Revaluation - cores on customers' shelves	10,799,000	0.57	18,843,000	1.00
Inventory step-up amortization	-	-	104,000	0.01
Acquisition costs and earn-out accruals, financing, severance, and restatement-related fees	(261,000)	(0.01)	2,296,000	0.12
Share-based compensation expenses	4,141,000	0.22	5,564,000	0.30
Mark-to-market losses (gains)	18,201,000	0.96	972,000	0.05
Write-off of debt issuance costs	-	-	303,000	0.02
Tax effect (c)	(12,510,000)	(0.66)	(12,983,000)	(0.69)

(a) Includes changeover costs related to new business of $112,000 and $865,000 recorded in operating expenses for the twelve months ended March 31, 2020 and 2019, respectively.
(b) Consists of $8,337,000 included in cost of goods sold and $1,944,000 included in operating expenses for the twelve months ended March 31, 2020 and $8,178,000 included in cost of goods sold and $2,350,000 included in operating expenses for the twelve months ended March 31, 2019.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate. Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($11,446,000) or ($0.59) per share and ($10,821,000) or ($0.56) per share for twelve months ended March 31, 2020 and 2019, respectively.

Items Impacting Gross Profit for the Three Months Ended March 31, 2020	Exhibit 3

	Three Months Ended March 31,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$36,583,000	24.3%	$25,950,000	20.1%
Adjustments:
New product line start-up costs and transition expenses	2,508,000	1.7%	2,512,000	1.9%
Revaluation - cores on customers' shelves	932,000	0.6%	7,377,000	5.7%
Loss related to under return of cores	215,000	0.1%	716,000	0.6%
Total adjustments	3,655,000	2.4%	10,605,000	8.2%
Adjusted gross profit (a)	$40,238,000	26.7%	$36,555,000	28.3%

Other items not adjusted
Customer allowances and return accruals related to new business and product line expansion, net of costs	(54,000)	0.0%	1,959,000	1.5%
Core buy-back premium amortization	958,000	0.6%	1,093,000	0.8%
Inventory step-up amortization	-	-	104,000	0.1%

(a) Adjusted gross margin is based on GAAP net sales; historically, the company calculated the adjusted gross margin percentage based on adjusted net sales, which it no longer utilize.

Items Impacting Gross Profit for the Twelve Months Ended March 31, 2020	Exhibit 4

	Twelve Months Ended March 31,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$118,400,000	22.1%	$89,174,000	18.9%
Adjustments:
New product line start-up costs and transition expenses	8,337,000	1.6%	8,178,000	1.7%
Revaluation - cores on customers' shelves	10,799,000	2.0%	18,843,000	4.0%
(Income) loss related to under return of cores	(1,609,000)	-0.3%	962,000	0.2%
Total adjustments	17,527,000	3.3%	27,983,000	5.9%
Adjusted gross profit (a)	$135,927,000	25.4%	$117,157,000	24.8%

Other items not adjusted
Customer allowances and return accruals related to new business and product line expansion, net of costs	1,065,000	0.2%	6,042,000	1.3%
Core buy-back premium amortization	4,501,000	0.8%	4,126,000	0.9%
Impact of tariff costs before being passed through to customers	1,067,000	0.2%	1,526,000	0.3%
Loss in connection with a cancelled contract	133,000	0.0%	764,000	0.2%
Inventory step-up amortization	-		104,000	0.0%

(a) Adjusted gross margin is based on GAAP net sales; historically, the company calculated the adjusted gross margin percentage based on adjusted net sales, which it no longer utilize.

Items Impacting EBITDA for the Three and Twelve Months Ended March 31, 2020	Exhibit 5

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
GAAP net loss	$(8,193,000)	$(2,765,000)	$(7,290,000)	$(7,849,000)
Interest expense, net	5,464,000	6,689,000	25,039,000	23,227,000
Income tax (benefit) expense	(2,763,000)	1,569,000	(1,011,000)	268,000
Depreciation and amortization	2,542,000	2,396,000	9,561,000	7,329,000
EBITDA	$(2,950,000)	$7,889,000	$26,299,000	$22,975,000

Items impacting EBITDA
Customer allowances, return accruals and changeover costs related to new business and product line expansion, net of costs	(54,000)	2,260,000	1,177,000	6,907,000
Core buy-back premium amortization	958,000	1,093,000	4,501,000	4,126,000
Impact of tariff costs before being passed through to customers	-	-	1,067,000	1,526,000
Loss in connection with a cancelled contract	-	-	133,000	764,000
New product line start-up costs and transition expenses (a)	2,752,000	3,095,000	9,998,000	9,712,000
Revaluation - cores on customers' shelves	932,000	7,377,000	10,799,000	18,843,000
Inventory step-up amortization	-	104,000	-	104,000
Acquisition costs and earn-out accruals, financing, severance, and restatement-related fees	(553,000)	1,253,000	(261,000)	2,296,000
Share-based compensation expenses	1,029,000	2,413,000	4,141,000	5,564,000
Mark-to-market losses (gains)	20,708,000	(656,000)	18,201,000	972,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.